                                                        Exhibit 4






                        WARRANT AGREEMENT


              ------------------------------------


                      HECLA MINING COMPANY


                               AND


              AMERICAN STOCK TRANSFER & TRUST, INC.

                          Warrant Agent





                      May -----------, 1999




                 ------------------------------

                        WARRANT AGREEMENT

    THIS  AGREEMENT dated as of May -------------, 1999,  between
Hecla Mining Company, a Delaware corporation (the "Company"), and
American Stock Transfer & Trust, Inc., a transfer agency located in New York, New York (the "Warrant Agent").

    WHEREAS:

    In connection with a public offering (the "Public Offering"), the Company has issued or will issue units ("Units") consisting of 4,582,852 shares of Common Stock of the Company, $.25 par value ("Common Stock") and 1,603,998 Common Stock Purchase Warrants entitling the Registered Owner thereof to purchase one share of Common Stock ("Warrants"); and

    The   Company   desires   to  provide   for   the   issuance,
registration, transfer, exchange and exercise of certificates representing the Warrants (the "Warrant Certificates"); and

    The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants;

    NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

    1. DEFINITIONS.  As used herein:

    (a)"Common Stock" shall mean Common Stock, $.25 par value per share, of the Company, whether now or hereafter authorized, holders of which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

    (b)"Corporate Office" shall mean the place of business of the Warrant Agent (or its successor) located in New York, New
York,  which office is presently located at 40 Wall Street,  46th
Floor, New York, New York 10005.

    (c)"Effective Date" shall be the date of the issuance of the Warrants or May ---------, 1999.

    (d)"Exercise Date" shall mean the date of surrender for exercise of any Warrant Certificate, provided the exercise form on the back of the Warrant Certificate or a form substantially similar thereto has been completed in full by the Registered Owner or a duly appointed attorney and the Warrant Certificate is accompanied by payment in full of the Exercise Price.

    (e)"Exercise Period" shall mean the period commencing on the Effective Date and extending to and through the Expiration Date.

    (f)"Exercise  Price" shall mean the lesser of  (i)  $3.19  or
(ii) 110% of the Volume Weighted Average Price ("VWAP") (based on a trading day from 9:30 a.m. to 4:00 p.m.) on the New York Stock Exchange as reported by Bloomberg Financial LP using the AQR function for the Company's Common Stock for each New York Stock

Exchange trading day (each such day, a "Trading Day") during the ten (10) consecutive Trading Days immediately preceding the date that notice of exercise is given to the Company, subject to such adjustments as are provided in Section 8 of the Warrant Agreement.

    (g)"Expiration Date" shall mean 5:00 P.M. New York Time on May 9, 2002; provided however, if such date shall be a holiday or a day on which banks are authorized to close, then Expiration Date shall mean 5:00 p.m., New York Time on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

    (h)"Registered  Owner" shall mean the person  in  whose  name
any   Warrant  Certificate  shall  be  registered  on  the  books maintained by the Warrant Agent pursuant to Section 6 of this Agreement.

    (i)"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

    (j)"Warrant" or the "Warrants" shall mean and include up to 1,603,998 Warrants to purchase 1,603,998 authorized and unissued shares of Common Stock of the Company.

    (k)"Warrant  Agent"  shall  mean American  Stock  Transfer  &
Trust, Inc., or its successor, as the transfer agent and registrar of the Warrants.

    (l)"Warrant Shares" shall mean the Common Stock, $.25 par value per share of the Company issued or to be issued upon the exercise and surrender of any Warrant Certificate.

    2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES. Each Warrant shall initially entitle the Registered Owner of the
Warrant Certificates representing such Warrant to purchase one share of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in Section 9. Warrant Certificates representing 1,603,998 Warrants evidencing the right to purchase an aggregate of 1,603,998 shares of Common Stock of the Company shall be executed by the proper officers of the Company and delivered to the Warrant Agent for countersignature on the Effective Date. The Warrant Certificates will be issued and delivered on written order of the Company signed by an authorized officer. The Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

3. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement. The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

The Warrant Certificates shall be executed on behalf of the Company by its President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

    4.  EXERCISE.   In  accordance  with  Section  1(e)  of  this
Agreement, the Warrants will become exercisable on the  Effective
Date. The exercise of Warrants in accordance with this Agreement shall only be permitted during the Exercise Period.

    Warrants shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. The exercise form shall be executed by the Registered Owner thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check or wire transfer, of an amount in lawful money of the United States of America. Such payment shall be in an amount equal to the Exercise Price as hereinabove defined.

    The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the Registered Owner of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interests in Warrant Shares. If Warrants represented by more than one Warrant Certificate shall be exercised at one time by the same Registered Owner, the number of full Warrant Shares which shall be issuable on exercise thereof shall be computed on the basis of the
aggregate  number  of  full  Warrant  Shares  issuable  on   such
exercise.

    As soon as practicable on or after the Exercise Date and in any event within 5 days after such date, the Warrant Agent shall cause to be issued and delivered by the Transfer Agent to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares deliverable on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares caused to be delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company. The parties contemplate such payments will be made by the Warrant Agent to the Company on a weekly basis and will consist of collected funds only. The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by agreement of the Company and the Warrant Agent, at all times relevant hereto. Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause the Transfer Agent to issue share certificates representing the number of Warrant Shares purchased by the Registered Owner.

    Expenses incurred by the Warrant Agent, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services. All expenses incurred by the Warrant Agent and to be paid by the Company shall be deducted from the escrow account prior to distribution of funds to the Company.

    A detailed accounting statement setting forth the number of Warrants exercised, the number of Warrant Shares issued, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount. Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period. The Warrant Agent shall render to the Company, at the completion of the Exercise Period, a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of Warrant Shares issued, the amounts distributed to the Company, and all expenses incurred by the Warrant Agent.

    The Company may be required to deliver a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933, as amended (the "1933 Act") with delivery of the Warrant Shares and must have a registration statement (or a post-effective amendment to an existing registration statement) effective under the 1933 Act in order for the Company to comply with any such prospectus delivery requirements. The Company will advise the Warrant Agent of the status of any such registration statement under the 1933 Act and of the effectiveness of the Company's registration statement or lapse of effectiveness.

    No issuance of Warrant Shares shall be made unless there is an effective registration statement under the 1933 Act, and registration or qualification of the Warrant Shares, or an exemption therefrom, has been obtained from state or other regulatory authorities in the jurisdiction in which such Warrant Shares are sold. The Company will provide to the Warrant Agent written confirmation of all such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent.

    5. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

    The Registered Owner shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Owner of the Warrant Certificates, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent or Transfer Agent the amount of any such taxes or charges incident thereto.

    The Company will supply the Warrant Agent with blank Warrant Certificates, so as to maintain an inventory satisfactory to the Warrant Agent. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for Warrant Shares and of each successor Transfer Agent, if any.

    6. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part and may be separately transferred from the Common Stock share certificate to which such Warrant Certificate is attached upon initial issuance, if any. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its corporate office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

    The Warrant Agent shall keep transfer books at its corporate office on which Warrant Certificates and the transfer thereof shall be registered. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

    All  Warrant  Certificates  presented  for  registration   of
transfer or exercise shall be duly endorsed or be accompanied  by
a   written  instrument  or  instruments  of  transfer  in   form
satisfactory to the Company and the Warrant Agent.

    Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Owner of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) and the parties hereto shall not be affected by any notice to the contrary.

    7. LOSS OR MUTILATION. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the Registered Owner requesting issuance of a new Warrant Certificate shall be required to secure an indemnity bond in favor of the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

    8. ADJUSTMENT OF EXERCISE PRICE AND SHARES.

    (a)If at any time prior to the expiration of the Warrants by their terms or by exercise, the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares of Common Stock, by means of (i) the payment of a share dividend or the making of any other distribution on such shares of Common Stock payable in its shares of Common Stock, (ii) a split or subdivision of shares of Common Stock, or (iii) a consolidation or combination of shares of Common Stock, then the Exercise Price in effect at the time of such action and the number of Warrants required to purchase each Warrant Share at that time shall be proportionately adjusted so that the numbers, rights and privileges relating to the Warrant Shares then purchasable upon the exercise of the

Warrants shall be increased, decreased or changed in like manner, for the same aggregate purchase price set forth in the Warrants, as if the Warrant Shares purchasable upon the exercise of the Warrants immediately prior to the event had been issued, outstanding, fully paid and nonassessable at the time of that event. Any dividend paid or distributed on the shares of Common Stock in shares of any other class of shares of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent shares of Common Stock are issuable on the payment or conversion thereof.

    (b)In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock to shares without par value or in the event of any other material change of the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Registered Owner of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Warrant Shares theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any Registered Owner of a Warrant to any adjustment in the number of Warrant Shares purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the Registered Owner becomes entitled to purchase.

(c) If the Company at any time shall issue any shares of Common Stock prior to the exercise or expiration of the Warrants, other than the shares which may be issued in the Monarch Resources Limited transaction as set forth in the letter agreement between the Company and Monarch Resources Limited dated March 31, 1999, and all shares reserved for issuance pursuant to the Company's existing option and stock plans or to employees or directors of the issuer pursuant to a stock incentive or other plans, which plans and which grants are approved by the Board of Directors of the Company then, and thereafter successively upon each such issue, the Warrant Exercise Price set forth in Section 1(f)(i) shall be reduced if the quotient of the following formula is less than the effective Exercise Price of the Warrants at the time of the share issuance. The formula is as follows: the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Exercise Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any received by the Company upon such issue of additional shares of Common Stock; and the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. Except for the existing option obligations and options that may be issued under any employee incentive stock option and/or non-qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Exercise Price upon the issuance of shares of Common Stock upon exercise of such conversation or purchase rights.

    (d)In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the Registered Owner of a Warrant may thereafter receive, on exercise thereof, in lieu of each Warrant Share which he would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 P.M., New York Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the Registered Owners thereof at such addresses as may appear on the books of the Company.

    (e)On exercise of the Warrants by the Registered Owners, the Company shall not be required to deliver fractions of Warrant
Shares; provided, however, that the Company shall make prompt, proportionate, equitable, lawful and adequate provisions in respect of any such fraction of one Warrant Share either on the basis of adjustment in the then applicable Exercise Price or a purchase of the fractional interest at the price of the Company's shares of Common Stock or such other reasonable basis as the Company may determine.

    (f)The Warrants shall not entitle the Registered Owner thereof to any of the rights of shareholders or to any dividend declared on the shares of Common Stock unless the Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of shares of Common Stock entitled to such dividend or other right.

    (g)No adjustment of the Exercise Price shall be made as a result of or in connection with (i) the issuance of shares of Common Stock of the Company pursuant to options, warrants, employee stock ownership plans and share purchase agreements outstanding or in effect on the date hereof, (ii) the establishment of additional option plans of the Company, the modification, renewal or extension of any plan now in effect or hereafter created, or the issuance of shares of Common Stock on exercise of any options pursuant to such plans, and (iii) the issuance of shares of Common Stock in connection with compensation arrangements for officers, employees or agents of the Company or any subsidiary, and the like.

    (h)Whenever the Exercise Price is adjusted as herein provided, (1) the Company shall promptly file with the Warrant Agent a certificate setting forth the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment, and (2) the Company shall also mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of Warrants a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price. The Warrant Agent shall not be under any duty or responsibility with respect to the certificate required by this Subsection (h) except to exhibit the same to any holder of Warrants who requests to inspect it.

    9. DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificate or the Warrants represented thereby or of the Warrant Shares or other property delivered on exercise of any Warrant. The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

    The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or
(iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

    The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel.

    Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

    The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

    The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party. At least 30 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Owner of each Warrant Certificate. On such resignation or termination, the Company shall appoint a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Owner of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000, and having its principal office in the United States.

    After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Owner of each Warrant Certificate.

    Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Owner of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor Warrant Agent.

    The Warrant Agent, its officers or directors and it subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

    10.MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Registered Owners of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Owners of Warrant Certificates representing not less than a majority of the Warrants outstanding. Additionally, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant or the Exercise Price therefor shall be made without the consent in writing of the Registered Owner of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

    11.NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Company:

        Hecla Mining Company
        6500 Mineral Drive
        Coeur d'Alene, Idaho 83815

and in the case of the Warrant Agent:

        American Stock Transfer & Trust, Inc.
        46th Floor
        40 Wall Street
        New York, New York 10005

and if to the Registered Owner of a Warrant Certificate, at the address of such Registered Owner as set forth on the books maintained by the Warrant Agent.

    12.PERSONS BENEFITING. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the Registered Owners and beneficial owners from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

    13.FURTHER  INSTRUMENTS.   The  parties  shall  execute   and
deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

    14.SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

    15.WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other action or occurrence.

    16.GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above mentioned.

                             THE COMPANY:
                             Hecla Mining Company
(CORPORATE SEAL)

                             By:--------------------------------


                             Title:-----------------------------

ATTEST:


--------------------------

--------------------------, Secretary


                             THE WARRANT AGENT:
                             AMERICAN STOCK TRANSFER & TRUST, INC

                             By:--------------------------------


                             Title:-----------------------------

ATTEST:

--------------------------

Title:--------------------

STATE OF IDAHO             )
                           ) ss.
COUNTY OF -----------------      )

    Subscribed and sworn to before me by ----------------------, ----------------------- of Hecla Mining Company, this -----------
day of ----, 1999.

    Witness my hand and official seal.

                           -------------------------------------
     ( S E A L )           Notary Public
                           My commission expires:





STATE OF NEW YORK          )
                           ) ss.
COUNTY OF ---------------- )

    Subscribed  and sworn to before me by -----------------------
---------,   ----------------------------   of   American   Stock
Transfer  &  Trust, Inc., this ------- day of ------------------,
1999.

    Witness my hand and official seal.

                           -------------------------------------
     ( S E A L )           Notary Public
                           My commission expires:

                            EXHIBIT A
                        -----------------



                      HECLA MINING COMPANY

                WARRANTS TO PURCHASE COMMON STOCK


VOID AFTER 5 P.M., NEW YORK CITY TIME,
ON MAY 9, 2002

No.---------------------           ----------------------Warrants

      This  certifies -------------------------------------------
or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, at any time, on or before 5 P.M., New York City time, on May 9, 2002, ------------------ shares of Common Stock (the "Warrant Stock"), of Hecla Mining Company (the "Company") on the following basis: the exercise price of each Warrant will be the lesser of (i) $3.19 or (ii) 110% of the Volume Weighted Average Price ("VWAP") (based on a trading day from 9:30 a.m. to 4:00 p.m.) on the New York Stock exchange as reported by Bloomberg Financial LP using the AQR function for the Company's Common Stock for each New York Stock Exchange trading day (each such day, a "Trading Day") during the ten (10) consecutive
Trading Days immediately preceding the date that notice of exercise is given to the Company (the `Exercise Price"), subject to such adjustments as are provided in Section 8 of the Warrant Agreement (as defined below). Other than as provided in Section 8 of the Warrant Agreement, no adjustment shall be made for any dividends on any Warrant Stock issuable upon exercise of any Warrant. The Registered Owner may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full in lawful money of the United States of America, in cash or by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds, the Exercise Price foe each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of American Tock Transfer & Trust, Inc., or its successor as warrant agent (the "Warrant Agent"), which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

      The term "Registered Owner" as used herein shall mean the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 1(h) of the Warrant Agreement.

      Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Stock in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Owner hereof a new Warrant Certificate evidencing the number of warrants remaining unexercised.

      This Warrant Certificate is issued under an in accordance with the Warrant Agreement dated as of May -------------, 1999 (the "Warrant Agreement") by and between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Registered Owner of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent and at the Company's office located at 6500 Mineral Drive, Coeur d'Alene, Idaho 83815.

      Transfer of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent by the Registered Owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.

      This Warrant Certificate shall not entitled the Registered Owner hereof to any of the rights of a Registered Owner of the Warrant Stock, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Stock or to exercise any voting rights.

      This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

     Dated as of ------------------------.

                              HECLA MINING COMPANY


                              By:--------------------------------

                              Its:-------------------------------

Attest:


By:------------------------

Its:-----------------------




Countersigned:

AMERICAN STOCK TRANSFER & TRUST, INC.
As Warrant Agent


By:----------------------------

                [REVERSE OF WARRANT CERTIFICATE]

              INSTRUCTIONS FOR EXERCISE OF WARRANT

      To exercise the Warrants evidenced hereby, the Registered Owner of this Warrant Certificate must pay in United States dollars in cash or by certified check or official bank check or by bank wire transfer in immediately available funds the Warrant Price in full for each of the Warrants exercised to ------------- ----------------------------- (Warrant Agent), 46th Floor, 40
Wall Street, New York, New York 10005, Attention: --------------- ----------------------, which payment must specify the name of the Registered Owner and the number of Warrants exercised by such Registered Owner. In addition, such Registered Owner must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

             TO BE EXECUTED UPON EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise ------ ---------- Warrants, evidenced by this Warrant Certificate, to purchase ----------------------- share of Common Stock (the "Warrant Stock") of Hecla Mining Company and represents that the undersigned has tendered payment for such Warrant Stock in dollars in cash or by certified check or official bank check or by bank wire transfer, in each case, in immediately available funds to the order of Hecla Mining Company, c/o American Stock Transfer & Trust, Inc. (Warrant Agent), in the amount of $-------
- in accordance with the terms hereof. The undersigned requests that said amount of Warrant Stock be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

      In the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.

     Dated as of -------------------------.

                              HECLA MINING COMPANY


                              By:--------------------------------


                              Its:-------------------------------


Guaranteed Signature:


By:--------------------------

Its:-------------------------


      The Warrants evidenced hereby may be exercised at the following addresses:

     By hand at:


     -----------------------------------------------------
     -----------------------------------------------------
     -----------------------------------------------------


     By mail at:


     -----------------------------------------------------
     -----------------------------------------------------
     -----------------------------------------------------

                           ASSIGNMENT

     FOR VALUE RECEIVED ---------------------------------- hereby sells, assigns and transfers unto ------------------------------,
------------------------------------------, ---------------------
----------------------------------------- (Address), the Warrants
represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.


     Dated:---------------------------

                              HECLA MINING COMPANY



                              By:--------------------------------

                              Its:-------------------------------

Guaranteed Signature:


By:------------------------

Its:-----------------------